UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 25, 2025

Regional Health Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	001-33135	81-5166048
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1050 Crown Pointe Parkway

Suite 720

Atlanta, Georgia 30338

(Address of Principal Executive Offices, and Zip Code)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other items

Regional Health Properties, Inc. (the “Company”, “Regional”, “we”, “us” or “our”) (OTCQB: RHEP) (OTCQB: RHEPA) (OTCQB: RHEPB) (OTCQB:RHEPZ), today announced that its Board of Directors authorized and approved the purchase of up to an aggregate of 500,000 shares of Series B Preferred Stock (“Stock Repurchase Plan”) . The Special Committee of the Company’s Board of Directors is authorized to oversee the timing, nature, amount and conduct of the Stock Repurchase Plan.

Under the program, Regional may purchase shares of the Company’s Series B Preferred Stock from time to time through open-market and privately negotiated transactions, through block trades, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. Repurchases of Series B will be made in accordance with Rule 10b-18 of the Securities Exchange Act of 1934 at prices depending on prevailing market conditions.

The program does not obligate Regional to repurchase any shares of its Preferred Series B stock during any period. The repurchase will be funded by cash on hand from time to time. The repurchase program is expected to continue indefinitely until the maximum number of shares of stock has been repurchased or until the repurchase program is earlier modified, suspended or terminated by the Board of Directors.

Item 9.01 Financial Statements and Exhibits

99.1	Regional Health Properties, announces Series B Preferred Stock Repurchase Program
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGIONAL HEALTH PROPERTIES, INC.

Date:	December 1, 2025	By:	/s/ Brent Morrison
Brent Morrison
Chief Executive Officer and President